Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252256

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
Common Stock, $0.001 par value	20,355,000	$8.50	$173,017,500.00	$18,876.21

(1)	Assumes exercise in full of the underwriters’ option to purchase up to an additional 2,655,000 shares of common stock.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(3)

In accordance with Rule 415(a)(6) and Rule 457(p) under the Securities Act, this registration fee is being offset against $18,876.21 of the $19,470 in unused registration fee previously paid by the registrant on March 13, 2020 with respect to $150,000,007.83 of unsold securities under the registrant’s prior Registration Statement on Form S-3, as amended (File No. 333-237172), filed on March 13, 2020.

PROSPECTUS    SUPPLEMENT

(To Prospectus Dated January 20, 2021)

17,700,000 Shares

Common Stock

We are offering 17,700,000 shares of our common stock, par value $0.001 per share.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” On January 20, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $9.72 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying base prospectus and our filings with the Securities Exchange Commission, or the SEC, that are incorporated by reference herein and therein to read about factors you should consider before investing in our common stock.

	Per Share	Total
Public offering price	$8.50	$150,450,000
Underwriting discounts and commissions (1)	$0.51	$9,027,000
Proceeds, before expenses, to us	$7.99	$141,423,000

(1)	We refer you to “Underwriting” beginning on page S-24 for additional information regarding underwriting compensation.

The underwriters may also exercise their option to purchase up to an additional 2,655,000 shares of common stock from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about January 25, 2021.

Joint Book-Running Managers

BofA Securities	Jefferies	Cantor

Lead Manager

Oppenheimer & Co

Co-Managers

Benchmark Company	Maxim Group LLC	National Securities Corporation

The date of this prospectus supplement is January 20, 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You should read this prospectus supplement and the accompanying prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with the offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus supplement to “Inovio,” “we,” “us,” “our,” “the Company” or similar words refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiaries.

S-ii

PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. Because it is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment in our common stock. You should carefully read the entire prospectus and the accompanying prospectus, including the information contained under the caption “Risk Factors” and elsewhere in our most recent Quarterly Report on Form 10-Q, the information under “Risk Factors” beginning on page S-8 of this prospectus supplement and other information that we file from time to time with the SEC as well as the financial statements and related notes and the other information incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Company

We are a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat, cure and protect people from diseases associated with human papillomavirus, or HPV, cancer and infectious diseases. Our DNA medicine pipeline is composed of three types of product candidates: DNA vaccines, DNA immunotherapies and DNA encoded monoclonal antibodies. In clinical trials, we have demonstrated that a DNA medicine can be delivered directly into cells in the body via our proprietary smart device to consistently activate robust and fully functional T cell and antibody responses against targeted cancers and pathogens.

Our novel DNA medicine candidates are made using our proprietary SynCon technology that creates optimized plasmids, which are circular strands of DNA that can produce antigens independently inside a cell to help the person’s immune system recognize and destroy cancerous or virally infected cells.

Our hand-held CELLECTRA smart delivery devices provide optimized uptake of our DNA medicines within the cell, overcoming a key limitation of other DNA-based technology approaches. Human data to date have shown a favorable tolerability profile of our DNA medicines delivered directly into cells in the body using the CELLECTRA smart delivery device in more than 7,000 administrations across approximately 2,500 patients.

Our corporate strategy is to advance, protect, and provide our novel DNA medicines to meet urgent and emerging global health needs. We continue to advance and validate an array of DNA medicine candidates that target COVID-19, HPV-related diseases, cancer and infectious diseases. We aim to advance these candidates through commercialization and continue to leverage third-party resources through collaborations and partnerships, including product license agreements.

Our partners and collaborators include ApolloBio Corp., AstraZeneca, Beijing Advaccine, The Bill & Melinda Gates Foundation, Coalition for Epidemic Preparedness Innovations, Defense Advanced Research Projects Agency, The U.S. Department of Defense, GeneOne Life Science, HIV Vaccines Trial Network, the U.S. Defense Threat Reduction Agency’s Medical CBRN Defense Consortium, International Vaccine Institute, National Cancer Institute, National Institutes of Health, National Institute of Allergy and Infectious Diseases, Ology Bioservices, the Parker Institute for Cancer Immunotherapy, Plumbline Life Sciences, Regeneron Pharmaceuticals, Thermo Fisher Scientific, Richter-Helm BioLogics, the University of Pennsylvania, the Walter Reed Army Institute of Research and The Wistar Institute.

We or our collaborators are currently conducting or planning clinical studies of our DNA medicines for HPV-associated precancers, including cervical, vulvar and anal dysplasia; HPV-associated cancers, including head & neck, cervical, anal, penile, vulvar and vaginal; other HPV-associated disorders, such as recurrent respiratory papillomatosis; glioblastoma multiforme; prostate cancer; HIV; Ebola; Middle East Respiratory Syndrome; Lassa fever; Zika virus; and the COVID-19 virus.

All of our product candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements. Our product candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All product candidates that we advance to clinical testing will require regulatory approval prior to commercial use and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Our Pipeline

The table below summarizes the status of our product candidate development programs:

Recent Developments

INO-4800

•

In December 2020, we dosed our first subject in a Phase 2 clinical trial evaluating DNA medicine INO-4800, our COVID-19 vaccine candidate, as part of our Phase 2/3 clinical trial, called INNOVATE. The Phase 2 segment of the trial will enroll approximately 400 participants who are 18 years or older. In addition, in collaboration with Advaccine Biopharmaceuticals Suzhou Co., Ltd. (Advaccine), we dosed the first subject in our Phase 2 clinical trial in China. The Phase 2 clinical trial being conducted in China is independent of the INNOVATE Phase 2/3 clinical trial of INO-4800 being advanced in the United States and will enroll approximately 640 participants who are 18 years or older. Advaccine is conducting and funding the Phase 2 trial in China. Our planned clinical development of INO-4800 is currently on partial clinical hold and we may not commence our planned Phase 3 clinical trial of INO-4800 until we satisfactorily resolve the Food and Drug Administration’s, or the FDA’s, questions relating to our CELLECTRA 2000 delivery device. See “Risk Factors—Our planned clinical development of our potential COVID-19 vaccine has been placed on partial clinical hold by the FDA, which may cause delays in the commencement of our planned Phase 3 clinical trial or completion of clinical testing, both of which could result in increased costs to us and delay or limit our ability to proceed to commercialization and generate revenues.”

•

We entered into a collaboration and license agreement in December 2020 with Advaccine granting Advaccine the exclusive right to develop, manufacture and commercialize our vaccine candidate, INO-4800, within the territories of China, Taiwan, Hong Kong and Macau. As part of the collaboration, Advaccine has also granted us a non-exclusive license to certain DNA vaccine manufacturing processes.

•

We expanded our global manufacturing consortium by entering into an agreement with Kaneka Eurogentec S.A., an affiliate of Kaneka Corporation, for Eurogentec to manufacture INO-4800 at our GMP (good manufacturing practice) production facilities. In addition to Kaneka Eurogentec, we have entered into supply agreements with Thermo Fisher Scientific, Richter-Helm BioLogics and Ology Biosciences as part of our global manufacturing consortium that we are assembling in connection with the clinical and potential commercial supply for our COVID-19 vaccine candidate and other product candidates.

HPV-Targeted Candidates

•

In January 2021, we announced positive efficacy results for an open-label Phase 2 trial of VGX-3100 to treat HPV-16 and HPV-18-associated vulvar dysplasia. A 25% or more reduction in HPV-16/18-associated vulvar high-grade squamous intraepithelial lesion, or HSIL, was observed for 63% of trial participants (12 of 19) treated with VGX-3100 at six months post-treatment. Three out of 20 participants with histology data (15%) resolved their vulvar HSIL and had no HPV-16/18 virus detectable in the healed area. By comparison, the spontaneous resolution of vulvar HSIL caused by HPV-16/18 is estimated to be only 2%. The trial also showed VGX3100 to be well-tolerated. Based upon these results, we are planning to pursue Phase 3 development.

•

In December 2020, we announced positive Phase 2 efficacy results demonstrating that DNA medicine VGX-3100, our lead immunotherapy asset, showed resolution of HPV-16/18-associated precancerous anal lesions in 50% (11 of 22) of subjects six months following the start of treatment. The open label, single arm trial also showed VGX-3100 to be well-tolerated in treating men and women with HPV16-/18-associated anal dysplasia. We plan to pursue a registrational Phase 3 clinical trial for HPV-16-/18-associated anal dysplasia as well as to apply for rare and orphan disease designation for this indication in 2021.

•	In November 2020, we dosed our first subject with DNA medicine INO-3107 in a Phase 1/2 clinical trial for the treatment of Recurrent Respiratory Papillomatosis.

Legal Proceedings

On December 7, 2020, GeneOne Life Science, Inc., or GeneOne, filed a complaint in the Court of Common Pleas of Montgomery County, Pennsylvania against us, alleging that we had breached the CELLECTRA Device License Agreement, or the Agreement, between GeneOne and the Company. We terminated the Agreement on October 9, 2020. The complaint asserts claims for breach of contract, declaratory judgment, unfair competition, and unjust enrichment. The complaint seeks injunctive relief, an accounting, damages, disgorgement of profits, attorneys’ fees, interest, and other relief from us. We intend to vigorously defend ourselves against GeneOne’s claims. Please see our most recent Quarterly Report on Form 10-Q, which we incorporate by reference herein, for additional discussion of our legal proceedings.

Certain Preliminary Financial Results as of December 31, 2020

As of December 31, 2020, we preliminarily estimate that our cash, cash equivalents and short-term investments was approximately $412 million and that we had 186,851,493 shares of common stock outstanding. This information is unaudited and preliminary, is subject to completion of financial closing procedures that could result in changes to the amount and does not present all information necessary for an understanding of our financial condition as of December 31, 2020.

Selected Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and those described under similar headings in the documents incorporated by reference into this prospectus supplement. These risks include the following:

•	We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never achieve or maintain profitability.

•

Our planned clinical development of our potential COVID-19 vaccine has been placed on partial clinical hold by the FDA, which may cause delays in the commencement of our planned Phase 3 clinical trial or completion of clinical testing, both of which could result in increased costs to us and delay or limit our ability to proceed to commercialization and generate revenues.

•

There can be no assurance our potential COVID-19 vaccine would be granted an Emergency Use Authorization by the FDA. If we are unable to obtain Emergency Use Authorization, we will be unable to sell our product in the near future and will be required to pursue the biologic licensure process, which is lengthy and expensive.

•	There can be no assurance of market acceptance for our potential COVID-19 vaccine or other product candidates.

•	We are currently subject to litigation and may become subject to additional litigation relating to our potential COVID-19 vaccine, which could harm our business, financial condition and reputation.

•	We have limited sources of revenue and our success is dependent on our ability to develop our DNA vaccines, DNA immunotherapies, dMAb and electroporation equipment.

•

None of our human vaccine candidates, including INO-4800, or our immunotherapy and dMAb product candidates have been approved for sale, and we may never develop commercially successful vaccine, immunotherapy or monoclonal antibody products.

•	We will need substantial additional capital to develop our DNA vaccine, DNA immunotherapy and dMAb programs and electroporation delivery technology.

•	It is difficult and costly to generate and protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

•	We face intense and increasing competition and many of our competitors have significantly greater resources and experience.

•

If we lose or are unable to secure collaborators or partners, or if our collaborators or partners do not apply adequate resources to their relationships with us, our product development and potential for profitability will suffer.

•	Our business could be adversely affected by the effects of health epidemics, including the global COVID-19 pandemic.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by us	17,700,000 shares of common stock

Underwriters’ option to purchase additional shares of common stock	We have granted the underwriters a 30-day option to purchase up to 2,655,000 additional shares at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding immediately after this offering	204,092,777 shares (or 206,747,777 shares if the underwriters exercise in full their option to purchase additional ordinary shares).

Use of proceeds	We currently intend to use the net proceeds from this offering for the development of our clinical pipeline, including clinical development expenses relating to INO-4800 and research and development expenses, and for general corporate purposes, including working capital and general and administrative expenses. See “Use of Proceeds” on page S-14.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Global Select Market symbol	“INO”

The above discussion is based on 186,392,777 shares of our common stock outstanding, which represents 167,528,435 shares of our common stock outstanding as of September 30, 2020, plus (i) 10,874,756 shares issued in connection with sales from our at-the-market program between October 1, 2020 and December 31, 2020 and (ii) 7,989,586 shares issued as a result of the conversion of $43 million of our outstanding 6.5% Convertible Senior Notes due 2024, or the Notes, between October 1, 2020 and December 31, 2020, but excludes:

•	9,290,347 shares issuable upon exercise of outstanding stock options pursuant to our stock incentive plans, at a weighted average option exercise price of $6.66 per share as of September 30, 2020;

•	2,586,915 shares issuable upon vesting of service-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	663,353 shares issuable upon vesting of performance-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	3,309 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of September 30, 2020;

•	3,049,988 shares issuable upon the conversion of outstanding Notes, which reflects the conversion of $43 million of Notes between October 1, 2020 and December 31, 2020 for 7,989,586 shares of common stock; and

•	shares that may become issuable upon the conversion of outstanding 1.0% Convertible Bonds due 2024, or the December 2019 Bonds.

Except as otherwise indicated, all information in this prospectus assumes:

•	no exercise or conversion of outstanding stock options, restricted stock units, convertible preferred stock or convertible senior notes or bonds; and

•	no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS

An investment in our common stock is subject to numerous risks as discussed more fully below and under the caption “Risk Factors” in the accompanying prospectus and our most recent Quarterly Report on Form 10-Q, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus supplement and which we incorporate by reference herein. Any of these risks could adversely affect our financial condition and results of operations or our ability to execute our business strategy. You should read and consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. See “Incorporation of Certain Documents by Reference.”

Risks Related to Our COVID-19 Vaccine Candidate

Our planned clinical development of INO-4800 as a potential COVID-19 vaccine has been placed on partial clinical hold by the FDA, which may cause delays in the commencement of our planned Phase 3 clinical trial or completion of clinical testing, both of which could result in increased costs to us and delay or limit our ability to proceed to commercialization and generate revenues.

Our planned clinical development of INO-4800 as a potential COVID-19 vaccine has been placed on partial clinical hold by the FDA. We may not commence our planned Phase 3 clinical trial of INO-4800 until we satisfactorily resolve the FDA’s remaining questions relating to our CELLECTRA 2000 delivery device to be used in connection with INO-4800 in our Phase 3 clinical trials and commercial product, if authorized or licensed by the FDA. We are actively working to address the FDA’s questions and plan to respond in March 2021, after which the FDA will have up to 30 days to notify us of its decision as to whether our Phase 3 trial may proceed. However, there can be no assurance regarding the timing of the FDA’s agreement to lift the partial clinical hold or that we will ultimately be successful in obtaining any such determination from the FDA to do so.

Delays in the commencement of our Phase 3 trial or completion of ongoing clinical testing for INO-4800 could significantly affect our product development costs. We do not know whether our planned Phase 3 clinical trial will begin on time or be completed on schedule, if at all. In addition, our ongoing clinical trials for INO-4800 may not be completed on schedule, or at all, and could be placed on additional holds by regulators for reasons unrelated to our current hold.

Our Phase 3 trial for INO-4800 will require interim data results at various points throughout the trial. Our clinical trials may therefore also be delayed as a result of ambiguous or negative interim results. Even if our interim results related to our INO-4800 are positive, there can be no assurance that our topline results will be consistent with the interim results.

If we experience delays in completion of, or if we terminate, any of our clinical trials relating to INO-4800, the commercial prospects for our product candidate may be harmed and our ability to generate product revenues will be delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Further, delays in the commencement or completion of clinical trials may adversely affect the trading price of our common stock.

There can be no assurance that the product we are developing for COVID-19 would be granted an Emergency Use Authorization by the FDA if we were to decide to apply for an Emergency Use Authorization. If we do not apply for an Emergency Use Authorization or, if we do apply and no Emergency Use Authorization is granted or, once granted, it is terminated, we will be unable to sell our product in the near future and will be required to pursue the biologic licensure process, which is lengthy and expensive.

We may seek an Emergency Use Authorization, or EUA, from the FDA. If we apply and it is granted, an EUA will authorize us to market and sell our COVID-19 vaccine under certain conditions of authorization as long as the public health emergency exists. The FDA expects that companies which receive an EUA for COVID-19 vaccines will proceed to licensure of their vaccine products under a full Biologics License Application. The FDA may issue an EUA during a Public Health Emergency if the agency determines that the potential benefits of a product outweigh the potential risks and if other regulatory criteria are met. There is no guarantee that we will apply for an EUA or, if we do apply, that we will be able to obtain an EUA. If an EUA is granted, we will rely on the FDA policies and guidance governing vaccines authorized in this manner in connection with the marketing and sale of our product. If these policies and guidance change unexpectedly and/or materially or if we misinterpret them, potential sales of our product could be adversely impacted.

An EUA authorizing the marketing and sale of our product will terminate upon expiration of the Public Health Emergency, which is a determination made by the Secretary of Health and Human Services. The FDA may also terminate an EUA if safety issues or other concerns about our product arise or if we fail to comply with the conditions of authorization. If we apply for an EUA, the failure to obtain such authorization or the termination of such an authorization, if obtained, would adversely impact our ability to market and sell our COVID-19 vaccine, which could adversely impact our business, financial condition and results of operations.

There can be no assurance of market acceptance for our potential COVID-19 vaccine.

The commercial success of our COVID-19 treatment will depend upon its acceptance as efficacious, safe, cost-effective and medically necessary by healthcare providers, patients, the medical community and third-party payers. There can be no assurance our COVID-19 vaccine candidate will gain market acceptance on a timely basis, if at all. Healthcare providers and patients may choose COVID-19 vaccines that have already been authorized or licensed by the FDA and are distributed by our competitors, which include major pharmaceutical companies that have substantially greater resources as well as other biotechnology companies. Third party payers may prefer competitor products when making formulary and reimbursement decisions. If our product does gain market acceptance, there is no guarantee that we will be able to maintain it as new vaccines and therapeutic products enter the market. The United States and other countries around the world have recently begun to authorize and commence distributing COVID-19 vaccines in their jurisdictions. The broad distribution of COVID-19 vaccines may reduce demand for our potential COVID-19 vaccine as it may no longer be considered medically necessary. Failure to achieve and maintain market acceptance will have a material adverse impact on our business, financial condition and results of operations.

We are currently subject to litigation and may become subject to additional litigation relating to our potential COVID-19 vaccine, which could harm our business, financial condition and reputation.

We may have actions brought against us by stockholders relating to past transactions, changes in our stock price or other matters. For example, during 2020, numerous purported shareholder class action complaints were filed against us, naming us and our directors and executive officers as defendants, and alleging that we made materially false and misleading statements regarding the development of our INO-4800 vaccine candidate against COVID-19 in violation of certain federal securities laws. The defense of our existing and potential future lawsuits and providing responses to related governmental inquiries and investigations could also result in diversion of our management’s time and attention away from business operations, which could have an adverse impact on our business.

Risks Related to this Offering

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The price of our common stock to be sold in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the public offering price of $8.50 per share, you will experience immediate dilution of $5.51 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding options are exercised or shares of our common stock are issued upon the conversion of our outstanding Notes or December 2019 Bonds, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Although we currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Conversion of the Notes and/or the December 2019 Bonds will dilute the ownership interest of existing stockholders and may otherwise depress the price of our common stock.

During 2019, we sold $78.5 million aggregate principal amount of our Notes, as well as $4.1 million aggregate principal amount of our December 2019 Bonds. Between October 1, 2020 and December 31, 2020, $43.0 million aggregate principal amount of the Notes also converted into shares of our common stock, leaving $16.4 million aggregate principal amount of the Notes remaining as of December 31, 2020.

The conversion of some or all of the Notes or December 2019 Bonds will dilute the ownership interests of existing stockholders to the extent we deliver shares of our common stock upon conversion of any of the Notes. The Notes may become in the future convertible at the option of the holders of the Notes prior to November 1, 2023 under certain circumstances as provided in the indenture governing the Notes. The December 2019 Bonds may become in the future convertible at the option of the holders of the December 2019 Bonds starting December 31, 2020. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could be used to satisfy short positions, or anticipated conversion of the Notes into shares of our common stock could depress the price of our common stock.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future. In connection with this offering, we, and our executive officers and directors have entered into lock-up agreements for a period of 90 days following this offering. These lock-up obligations may be released prior to the expiration of the lock-up period at the sole discretion of the representatives of the underwriters. See “Underwriting” beginning on page S-24 of this prospectus supplement for additional information. Upon expiration or earlier release of these lock-ups, we and our executive officers and directors, and their applicable affiliates, may sell shares into the market, which could adversely affect the market price of shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such forward-looking statements involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements like “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we are under no obligation to update any of the forward-looking statements after the filing of this prospectus supplement or the accompanying prospectus to conform such statements to actual results or to changes in our expectations.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth under the sections entitled “Risk Factors” in this prospectus supplement or the accompanying prospectus, in our most recent Quarterly Report on Form 10-Q, as well as any amendments or supplements thereto filed with the SEC. We qualify all of the information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements. In particular, you should note the following risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to:

•	our history of losses;

•	our lack of products that have received regulatory approval;

•

uncertainties inherent in clinical trials and product development programs, including but not limited to the outcome of the partial clinical hold on our clinical trial for our potential COVID-19 vaccine, fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our electroporation technology and DNA vaccines may fail to show the desired safety and efficacy traits in clinical trials;

•	the availability of funding;

•	the ability to manufacture vaccine candidates;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•

the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

•	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity;

•	the impact of government healthcare legislation and proposals;

•	the outcome of current or future litigation, and

•	our use of the proceeds from any offerings under this prospectus.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $141 million ($162 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriters’ fees and estimated expenses of the offering payable by us. We currently intend to use the net proceeds from this offering primarily for the development of our clinical pipeline, including clinical development expenses relating to INO-4800, research and development expenses and for general corporate purposes, including working capital, general and administrative expenses and manufacturing expenses. Although we currently have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and may engage in related discussions with other companies from time to time.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our commercialization activities, research and development efforts, the timing of regulatory review and approval of our product candidates, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2020 was $310 million, or $1.85 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on September 30, 2020.

Our pro forma net tangible book value as of September 30, 2020 was $470 million, or $2.52 per share, based on the total number of shares of our common stock outstanding as of September 30, 2020. Pro forma net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020, after giving effect to (i) 10,874,756 shares issued in connection with sales from our at-the-market program between October 1, 2020 and December 31, 2020 and (ii) 7,989,586 shares issued as a result of the conversion of $43 million of our Notes between October 1, 2020 and December 31, 2020.

After giving effect to our issuance and sale of shares of common stock in this offering at a public offering price of $8.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $611.0, or $2.99 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $0.47 to existing stockholders and immediate dilution of $5.51 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to the option to purchase additional shares granted to the underwriters:

Public offering price per share		$8.50
Net tangible book value per share as of September 30, 2020	$1.85
Pro forma increase in net tangible book value per share as of September 30, 2020 attributable to the pro forma transactions described above	0.67

Pro forma net tangible book value per share as of September 30, 2020	2.52
Increase in pro forma net tangible book value per share attributable to sale of shares of common stock in this offering	0.47

Pro forma as adjusted net tangible book value per share after this offering		2.99

Dilution per share to new investors		$5.51

The calculations above are based upon 167,528,435 shares of common stock outstanding as of September 30, 2020 and exclude:

•	9,290,347 shares issuable upon exercise of outstanding stock options pursuant to our stock incentive plans, at a weighted average option exercise price of $6.66 per share as of September 30, 2020;

•	2,586,915 shares issuable upon vesting of service-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	663,353 shares issuable upon vesting of performance-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	3,309 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of September 30, 2020;

•

11,039,574 shares issuable upon the conversion of the Notes outstanding as of September 30, 2020, prior to the conversion of $43 million of Notes between October 1, 2020 and December 31, 2020 for 7,989,586 shares of common stock; and

•	shares that may become issuable upon the conversion of outstanding December 2019 Bonds.

If the underwriters exercise in full their option to purchase up to additional shares of common stock at the public offering price of $8.50 per share, the pro forma as adjusted net tangible book value after this offering would be $3.06 per share, representing an increase in pro forma net tangible book value of $0.54 per share to existing stockholders and immediate dilution in pro forma net tangible book value of $5.44 per share to investors purchasing our common stock in this offering.

To the extent that options or restricted stock units outstanding as of September 30, 2020 have been or may be exercised or other shares issued, including as the result of the conversion of the conversion of the Notes or December 2019 Bonds, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, indebtedness and capitalization as of September 30, 2020:

•	on an actual basis;

•

on a pro forma basis, giving effect to the issuance of (i) 10,874,756 shares in connection with sales from our at-the-market program between October 1, 2020 and December 31, 2020 and (ii) 7,989,586 shares as a result of the conversion of $43 million of our Notes between October 1, 2020 and December 31, 2020; and

•

on a pro forma as adjusted basis, giving effect to (i) the pro forma adjustments described above and (ii) the issuance and sale of our common stock as contemplated by this prospectus supplement and our application of the net proceeds in the manner described in “Use of Proceeds,” after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our financial statements and the accompanying notes incorporated by reference in this prospectus supplement and in the accompanying prospectus.

	September 30, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)
Cash and cash equivalents	$178,700,434	$303,225,979	$444,148,979
Short-term investments	158,535,744	158,535,744	158,535,744

Total cash, cash equivalents and short-term investments	337,236,178	461,761,723	602,684,723

Long-term debt:
Convertible senior notes	49,537,210	14,139,990	14,139,990
Convertible bonds	4,151,663	4,151,663	4,151,663

Total long-term debt	53,688,873	18,291,653	18,291,653

Stockholders’ equity:
Series C Preferred Stock, par value $0.001 per share, 1,091 shares authorized and issued and 9 shares outstanding, pro forma and pro forma as adjusted	—	—	—
Common stock, $0.001 par value, 600,000,000 shares authorized, 167,528,435 shares issued and outstanding, actual, 186,392,777 shares issued and outstanding, pro forma, 204,092,777 shares issued and outstanding, pro forma as adjusted	167,527	186,392	204,092
Additional paid-in capital	1,205,842,585	1,361,072,290	1,501,977,590
Accumulated deficit	(881,858,432)	(877,184,236)	(877,184,236)
Accumulated other comprehensive income (loss)	(247,834)	(247,834)	(247,834)

Total Inovio Pharmaceuticals, Inc. stockholders’ equity	323,903,846	483,826,612	624,749,612

Total capitalization	$377,592,719	$502,118,265	$643,041,265

The number of shares outstanding are based upon 167,528,435 shares of our common stock outstanding as of September 30, 2020, but excludes:

•	9,290,347 shares issuable upon exercise of outstanding stock options pursuant to our stock incentive plans, at a weighted average option exercise price of $6.66 per share as of September 30, 2020;

•	2,586,915 shares issuable upon vesting of service-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	663,353 shares issuable upon vesting of performance-based restricted stock units outstanding under our stock incentive plans as of September 30, 2020;

•	3,309 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of September 30, 2020;

•

11,039,574 shares issuable upon the conversion of the Notes outstanding as of September 30, 2020, prior to the conversion of $43 million of Notes between October 1, 2020 and December 31, 2020 for 7,989,586 shares of common stock; and

•	shares that may become issuable upon the conversion of outstanding December 2019 Bonds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof and the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) regardless of its place of organization or formation. A “U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions

Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and does not timely file the required certification, the Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net-income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on disposition of our common stock

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period. In general, we would be a United States real property holding corporation if our interests in U.S. real estate comprise (by fair market value) at least half of our business assets. We believe that we have not been and we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify or continue to qualify as regularly traded on an established securities market. If any gain on a Non-U.S. Holder’s disposition is taxable because we are a United States real property holding corporation and the Non-U.S. Holder’s ownership of our common stock exceeds 5%, the Non-U.S. Holder will be taxed on such disposition generally in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

A Non-U.S. Holder described in (a) above will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in (b) above will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Generally, we must report information to the IRS with respect to any distributions we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient and the amount, if any, of tax withheld. A similar report will be sent to the Non-U.S. Holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding (currently at a rate of 24%). U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI (as applicable), or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payer has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and backup witholding requirements may be avoided if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements, however, may apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations generally will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The withholding provisions described above currently apply to payments of dividends.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% that otherwise would apply to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

BofA Securities, Inc. and Jefferies LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	7,080,000
Jefferies LLC	6,195,000
Cantor Fitzgerald & Co.	2,301,000
Oppenheimer & Co. Inc.	1,593,000
The Benchmark Company, LLC	177,000
Maxim Group LLC	177,000
National Securities Corporation	177,000

Total	17,700,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.306 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$8.50	$150,450,000	$173,017,500
Underwriting discount	$0.51	$9,027,000	$10,381,050
Proceeds, before expenses, to us	$7.99	$141,423,000	$162,636,450

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,655,000 additional shares of our common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. and Jefferies LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file or make a confidential submission of a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INO.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom, or a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that

Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c.

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “relevant persons.” This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(b)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

where no consideration is or will be given for the transfer;

where the transfer is by operation of law; or

as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Cooley LLP, Reston, Virginia. The underwriters are being represented in connection with this offering by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Some of this information may be accessed through the SEC’s Internet address at http://www.sec.gov. We maintain a website at http://www.inovio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted herein, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents or information listed below and any future filings we make with the SEC (File No. 001-14888) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on March 27, 2020 (other than information furnished rather than filed);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May  11, 2020, August  10, 2020 and November 9, 2020, respectively;

•

Current Reports on Form 8-K filed on January  2, 2020, January  15, 2020, February 7, 2020, March  9, 2020, April 3, 2020, April  6, 2020, May 12, 2020, May 18, 2020, June 3, 2020, June 25, 2020, September 3, 2020, September  28, 2020, October 15, 2020, November  16, 2020, January  4, 2021 and January 20, 2021, to the extent the information in such reports is filed and not furnished; and

•

Description of our common stock contained set forth in our registration statement on Form 8-A, filed with the SEC on September  12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Copies of our reports on Form 10-K, Forms 10-Q, Forms 8-K, and amendments to those reports may also be obtained, free of charge, electronically through our investor relations website located at http://www.inovio.com as soon as reasonably practical after we file such material with, or furnish it to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

PROSPECTUS

Common Stock

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering.

Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods. The names of any underwriter, dealer or agents involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INO.” On January 19, 2021, the last reported sale price for our common stock was $10.10. You are encouraged to obtain current market quotations for shares of our common stock.

Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462, and our telephone number at that address is (267) 440-4200.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information”. This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock. No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Inovio,” the “Company,” “we,” “us” and “our” refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiaries.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, including SynCon®, CELLECTRA® and the Inovio logo. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

Inovio Pharmaceuticals, Inc.

We are a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat, cure, and protect people from diseases associated with human papillomavirus, or HPV, cancer, and infectious diseases. Our DNA medicine pipeline is composed of three types of product candidates, DNA vaccines, DNA immunotherapies and DNA encoded monoclonal antibodies. In clinical trials, we have demonstrated that a DNA medicine can be delivered directly into cells in the body via our proprietary smart device to consistently activate robust and fully functional T cell and antibody responses against targeted cancers and pathogens.

Our novel DNA medicine candidates are made using our proprietary SynCon technology that creates optimized plasmids, which are circular strands of DNA that can produce antigens independently inside a cell to help the person’s immune system recognize and destroy cancerous or virally infected cells.

Our hand-held CELLECTRA smart delivery devices provide optimized uptake of our DNA medicines within the cell, overcoming a key limitation of other DNA-based technology approaches. Human data to date have shown a favorable tolerability profile of our DNA medicines delivered directly into cells in the body using the CELLECTRA smart delivery device in more than 7,000 administrations across approximately 2,500 patients.

Our corporate strategy is to advance, protect, and provide our novel DNA medicines to meet urgent and emerging global health needs. We continue to advance and validate an array of DNA medicine candidates that target COVID-19, HPV-related diseases, cancer, and infectious diseases. We aim to advance these candidates through commercialization and continue to leverage third-party resources through collaborations and partnerships, including product license agreements.

Our partners and collaborators include ApolloBio Corp., AstraZeneca, Beijing Advaccine, The Bill & Melinda Gates Foundation, Coalition for Epidemic Preparedness Innovations, Defense Advanced Research Projects Agency, The U.S. Department of Defense, GeneOne Life Science, HIV Vaccines Trial Network, the U.S. Defense Threat Reduction Agency’s Medical CBRN Defense Consortium, International Vaccine Institute, National Cancer Institute, National Institutes of Health, National Institute of Allergy and Infectious Diseases, Ology Bioservices, the Parker Institute for Cancer Immunotherapy, Plumbline Life Sciences, Regeneron Pharmaceuticals, Thermo Fisher Scientific, Richter-Helm BioLogics, the University of Pennsylvania, the Walter Reed Army Institute of Research, and The Wistar Institute.

We or our collaborators are currently conducting or planning clinical studies of our DNA medicines for HPV-associated precancers, including cervical, vulvar, and anal dysplasia; HPV-associated cancers, including head & neck, cervical, anal, penile, vulvar, and vaginal; other HPV-associated disorders, such as recurrent respiratory papillomatosis; glioblastoma multiforme; prostate cancer; HIV; Ebola; Middle East Respiratory Syndrome; Lassa fever; Zika virus; and the COVID-19 virus.

All of our product candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements. Our product candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All product candidates that we advance to clinical testing will require regulatory approval prior to commercial use and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

1

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to statements about:

•	our history of losses;

•	our lack of products that have received regulatory approval;

•

uncertainties inherent in clinical trials and product development programs, including but not limited to the fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our electroporation technology and DNA vaccines may fail to show the desired safety and efficacy traits in clinical trials;

•	the availability of funding;

•	the ability to manufacture vaccine candidates;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•

the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

•	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity;

•	the impact of government healthcare legislation and proposals; and

•	our use of the proceeds from any offerings under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs

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and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus or prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at http://www.inovio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC (File No. 001-14888) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on March 27, 2020 (other than information furnished rather than filed);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May  11, 2020, August 10, 2020 and November 9, 2020, respectively;

•

Current Reports on Form 8-K filed on January 2, 2020, January 15, 2020, February  7, 2020, March 9, 2020, April  3, 2020, April 6, 2020, May  12, 2020, May 18, 2020, June  3, 2020, June 25, 2020, September  3, 2020, September 28, 2020, October  15, 2020, November 16, 2020 and January 4, 2021, to the extent the information in such reports is filed and not furnished; and

•

Description of our common stock contained set forth in our registration statement on Form 8-A, filed with the SEC on September  12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Copies of our reports on Form 10-K, Forms 10-Q, Forms 8-K, and amendments to those reports may also be obtained, free of charge, electronically through our investor relations website located at http://www.inovio.com as soon as reasonably practical after we file such material with, or furnish it to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

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17,700,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Jefferies	Cantor

Lead Manager

Oppenheimer & Co

Co-Managers

Benchmark Company	Maxim Group LLC	National Securities Corporation

January 20, 2021